SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 22, 2010

NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850
Dallas, Texas 75251
(Address of principal executive office)

Issuer's telephone number:  972-770-4700

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

On July 22, 2010, NYTEX Energy Holdings, Inc. (“NYTEX”) concluded its sale of 5,933,102 shares of its common stock for a total purchase price of $5,933,102 (the “Stock Purchase”).

The Stock Purchase was made pursuant to that certain private placement of securities dated August, 2008. Each share of Common Stock (“Share”) sold was sold at a purchase price of $1.00 per Share, together with a warrant to purchase an additional Share at $.50 per Share over a 3 year period.

These securities were sold to accredited investors only under an exemption from registration requirements provided by Rule 506 of Regulation D under Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2010	NYTEX ENERGY HOLDINGS, INC. Michael K. Galvis
Michael K. Galvis, Chief Executive Officer and President